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                                                                    EXHIBIT 99.1


                             COMERICA ADDS DIRECTORS


DETROIT/July 25, 2000 - Comerica Incorporated today announced it has added the Comerica Bank (Michigan) Board of Directors to the Comerica Incorporated Board of Directors.

The directors of Comerica Incorporated are:

Lillian Bauder, Ph.D.*
Vice President
Corporate Affairs
Masco Corp.

James F. Cordes
Former Executive Vice President
The Coastal Corporation

Peter D. Cummings*
President
Peter D. Cummings & Associates

J. Philip DiNapoli
Managing Partner
DINAPOLI COMPANIES, Inc.

Anthony F. Earley Jr.*
Chairman and Chief Executive Officer
DTE Energy Corporation

Max M. Fisher
Investor

Roger Fridholm*
President
St. Clair Group

Todd W. Herrick*
President and Chief Executive Officer
Tecumseh Products Company


                                     -more-


COMERICA ADDS DIRECTORS - 2

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David Baker Lewis*
Chairman
Lewis & Munday, P.C.

John D. Lewis**
Vice Chairman
Comerica Incorporated and
Comerica Bank

Wayne B. Lyon
Chairman
Lifestyle Furnishings International, Inc.

Eugene A. Miller**
Chairman, President and Chief Executive Officer
Comerica Incorporated and Comerica Bank

Alfred A. Piergallini
Chairman, President and Chief Executive Officer
Norvatis Consumer Health Worldwide

John W. Porter, Ph.D.*
Chief Executive Officer
Urban Education Alliance, Inc.

Heinz C. Prechter*
Chairman and Founder
ASC Incorporated

Howard F. Sims
Chairman
Sims-Varner & Associates

Robert S. Taubman*
President and Chief Executive Officer
Taubman Centers, Inc.

William P. Vititoe*
Consultant; Former Chairman and Chief Executive Officer
Washington Energy Corp.




                                     -more-



COMERICA ADDS DIRECTORS - 3

Martin D. Walker
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Principal
MORWAL Investments

Patricia M. Wallington
President
CIO Associates

Gail L. Warden*
President and Chief Executive Officer
Henry Ford Health System

Kenneth L. Way
Chairman and Chief Executive Officer
Lear Corporation

*  former directors of Comerica Bank (Michigan)
**Mr. Miller and Mr. Lewis were and remain directors of Comerica Bank (Michigan) as well as Comerica Incorporated


Comerica Incorporated (NYSE: CMA) is a multi-state financial services provider headquartered in Detroit, with banking subsidiaries in Michigan, California and Texas, banking operations in Florida, and businesses in several other states. Comerica also operates banking subsidiaries in Canada and Mexico. Comerica reported total assets of $41 billion at June 30, 2000.


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MEDIA CONTACTS:                                      INVESTOR CONTACT:

Sharon R. McMurray                                   Judith S. Love
(313) 222-4881                                       (313) 222-2840

Wayne J. Mielke
(313) 222-4732